UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 2, 2022
TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 409-9820
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Stock Market LLC Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement

On February 2, 2022 (the “Closing Date”), Tarsus Pharmaceuticals, Inc. (the “Company”), as borrower, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with each of Hercules Capital, Inc. (“Hercules”), Silicon Valley Bank, and the several banks and other financial institutions or entities that from time to time become parties to the Loan and Security Agreement as lenders (collectively, the “Lenders”) and Hercules, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

Amount. The Loan and Security Agreement provides for term loans in an aggregate principal amount of up to $175 million to be delivered in up to five tranches (the “Term Loans”). The tranches consist of (i) a term loan advance to the Company in an aggregate principal amount of $20 million on the Closing Date, with up to an additional $20 million in availability, (ii) additional availability in the aggregate principal amount of up to $25 million, subject to the Company filing a New Drug Application (“NDA”) with the U.S. Food and Drug Administration (the “FDA”) for TP-03 for the treatment of Demodex Blepharitis, (iii) additional availability in the aggregate principal amount of up to $35 million, subject to the Company obtaining FDA approval of the NDA for TP-03 for the treatment of Demodex Blepharitis, (iv) additional availability in the aggregate principal amount of up to $50 million, subject to the Company meeting certain financial metrics, and (v) subject to the Lenders’ approval, additional availability in the aggregate principal amount of up to $25 million. Each of the tranches may be drawn down in increments. The Company intends to use the proceeds of the Term Loans for working capital and other general corporate purposes.

Maturity. The Term Loans mature on February 2, 2027 (the “Maturity Date”).

Interest Rate and Amortization. The principal balance of each Term Loan bears interest at an annual rate equal to the greater of (a) the sum of 5.20% and the prime rate as reported in The Wall Street Journal and (b) 8.45%. Borrowings under the Loan and Security Agreement are repayable in monthly interest-only payments through February 2, 2026, subject to a 12-month extension until the Maturity Date under certain circumstances.

Facility Fee. The Company paid a facility fee of $200,000 on the Closing Date and has agreed to pay a facility fee equal to 0.50% of the original principal amount of each subsequent funding under the facility.

End of Term Charge and Prepayment Fee. The Company will pay 4.75% of the advanced amount of the Term Loans, due upon the earliest of the Maturity Date or termination of the loan facility. The Company may, at its option at any time, prepay all or a portion of the Term Loans by paying the principal balance, plus accrued and unpaid interest, subject to a prepayment premium equal to a range of 2.0% to 0.0% based on when the prepayment occurs.

Security. The Company’s obligations are secured by a first priority lien granted to the Agent on substantially all assets of the Company other than the Company’s intellectual property, with a negative pledge on the Company’s intellectual property.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants limiting the ability of the Company, subject to certain exceptions, to, among other things: incur additional indebtedness (subject to certain exceptions with respect to issuing convertible indebtedness); incur additional liens (including a negative pledge on intellectual property); engage in mergers, acquisitions and consolidations; conduct asset sales or exclusively license the Company’s assets in a transaction that constitutes legal transfer to such licensee; make investments and loans; engage in certain corporate changes; transact with affiliates; declare dividends and make other distributions; and make payments on certain other indebtedness. The Loan and Security Agreement also contains customary affirmative covenants, subject to certain exceptions, requiring the Company to, among other things, deliver certain financial reports to the Lender, maintain compliance with certain financial requirements, and maintain compliance with applicable laws and regulations and maintain customary insurance policies.

Default Provisions. The Loan and Security Agreement provides for events of default (subject, in certain instances, to specified grace periods and exceptions) customary for a loan of this type, including but not limited to non-payment, defaults on other debt, misrepresentation, breach of covenants or representations and warranties, insolvency, bankruptcy, certain uncured judgments and the occurrence of a material adverse effect on the Company. Upon the occurrence and continuation of any event of default, the Agent may accelerate payment of all obligations and terminate the Lenders’ commitments under the Loan and Security Agreement. Upon the occurrence of certain bankruptcy and insolvency events, the obligations under the Loan and Security Agreement would automatically become due and payable.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tarsus Pharmaceuticals, Inc.

Dated:	February 2, 2022	By:	/s/Bobak Azamian
Bobak Azamian, M.D., Ph.D.
President and Chief Executive Officer